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                                                                   EXHIBIT 23-C

                        CONSENT OF ARTHUR ANDERSEN LLP


As independent certified public accountants, we hereby consent to the incorporation by reference in this Tech Data Corporation Form S-3 Registration Statement of our report dated December 16, 1996 with respect to the September 30, 1996 consolidated financial statements of AmeriQuest Technologies, Inc. and to all references to our Firm included in this Registration Statement.



Arthur Andersen LLP


Los Angeles, California
September 10, 1998